Westwood Holdings Group, Inc. Reports Fourth Quarter and Fiscal Year 2020 Results
Earnings improving and balance sheet remains strong
Westwood reinstates dividend

Dallas, TX, February 10, 2021 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Significant items include:
▪Income Opportunity, AllCap Value, Total Return, High Income and Alternative Income strategies beat their primary benchmarks for the quarter.
▪Westwood held $82.6 million in cash and short-term investments at December 31, 2020, up $5.0 million from September 30, 2020 following repatriation of cash held in Canada.
▪Stockholders' equity at December 31, 2020 was $130.7 million and we had no debt.
▪Revenues of $17.1 million compared with $15.5 million in the third quarter and $18.6 million a year ago.
▪Net income of $2.8 million compared with a net loss of $10.3 million in the third quarter and net income of $2.5 million in the fourth quarter of 2019.
▪Non-GAAP economic earnings of $4.6 million, compared with a non-GAAP economic loss of $1.7 million in the third quarter and non-GAAP economic earnings of $5.4 million in the fourth quarter of 2019.
Brian Casey, Westwood’s President and CEO, commented, “we are pleased, along with many others, in bidding farewell to 2020, a year that tested us all in such unexpected ways. We are proud of the way our Westwood team stepped up, delivering strong performance across many products, serving our customers well in creative, socially-distant ways, and leading Westwood to win another “Best Places to Work” award. We had to make a number of hard decisions last year, suspending our dividend, closing our Canadian operations, and discontinuing other non-strategic activities and many of them negatively impacted earnings. These decisions were painful but they have enabled us to clear the decks for a brighter future in 2021 and beyond. We are seeing increasingly positive interest in our institutional and retail products and consultant approval ratings are growing. Our focus on investing in technology is paying off in two ways: with improvements in the way we manage our business and communicate with customers, and also the financial returns from our investment in InvestCloud. Our solid financial position continues to be a source of strength, allowing us to approach business growth opportunities with confidence. Finally, we thank our investors for the continued faith placed in us and accordingly, we are pleased to reinstate a cash dividend of $0.10 per common share, payable on April 1, 2021 to stockholders of record on March 2, 2021."
Revenues of $17.1 million decreased $1.5 million from last year's fourth quarter principally as a result of lower average assets under management ("AUM"). Revenues were higher than the third quarter of 2020 principally as a result of higher advisory performance-based fees, trust fees and other revenues.

AUM of $13.0 billion at December 31, 2020 rose from $12.0 billion at September 30, 2020. The increase reflected market appreciation, partially offset by net outflows mainly in SMidCap.
Fourth quarter net income of $2.8 million compared to a third quarter net loss of $10.3 million due to several non-recurring items impacting the third quarter, higher revenues, lower operating expenses and lower income taxes. Diluted earnings per share ("EPS") of $0.36 compared to a $1.31 per share loss for the third quarter. Non-GAAP Economic Earnings were $4.6 million, or $0.58 per share, compared to the third quarter's non-GAAP economic losses of $1.7 million, or $0.22 per share.
Fourth quarter net income of $2.8 million was higher than fourth quarter 2019 net income of $2.5 million principally as a result of lower operating expenses, particularly employee compensation and benefits, and lower income taxes, partially offset by lower revenues. Diluted EPS of $0.36 compared to $0.30 for the fourth quarter of 2019. Non-GAAP Economic Earnings were $4.6 million, or $0.58 per share, down from $5.4 million, or $0.64 per share, in 2019's fourth quarter.
2020 net loss of $8.9 million compared to 2019's net income of $5.9 million of net income due to lower revenues, several non-recurring items impacting the third quarter and unrealized losses on private investments, partially offset by lower operating expenses, foreign currency transaction gains and lower income taxes. Diluted EPS was a loss of $1.12 per share compared with income of $0.70 per share for 2019. Economic EPS of $0.91 compared with $2.15 in 2019.
Economic Earnings (Loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss fourth quarter and fiscal year 2020 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 22, 2021 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 7381748.
About Westwood
Westwood Holdings Group, Inc. is a focused investment management boutique and wealth management firm.
Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in two distinct investment capabilities: U.S. Value Equity and Multi-Asset, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains an office in Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:

the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; the impact of the COVID-19 pandemic; the significant concentration of our revenues in a small number of customers; our ability to avoid termination of client agreements and the related investment redemptions; regulations adversely affecting the financial services industry; competition in the investment management industry; our ability to develop and market new investment strategies successfully; our AUM include investments in foreign companies; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to maintain effective cyber security; our ability to perform operational tasks; our ability to identify and execute on our strategic initiatives; our ability to maintain effective information systems; our ability to select and oversee third-party vendors; litigation risks; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our stock is thinly traded and may be subject to volatility; our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; we are a holding company dependent on the operations and funds of our subsidiaries; our relationships with investment consulting firms; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
SOURCE: Westwood Holdings Group, Inc.
(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
REVENUES:
Advisory fees:
Asset-based	$8,751	$8,847	$12,768
Performance-based	1,400	713	310
Trust fees	6,168	5,787	6,219
Trust performance-based	289	37	—
Other, net	505	70	(681)
Total revenues	17,113	15,454	18,616

EXPENSES:
Employee compensation and benefits	9,171	9,515	12,092
Sales and marketing	248	215	518
Westwood mutual funds	311	421	674
Information technology	1,892	2,158	2,150
Professional services	1,054	1,033	1,064
General and administrative	2,111	2,333	2,363
Impairment expense	—	3,403	—
(Gain) loss on foreign currency transactions	12	419	712
Total expenses	14,799	19,497	19,573
Net operating income (loss)	2,314	(4,043)	(957)
Unrealized gains (losses) on private investments	198	(73)	3,296
Investment income	(21)	(43)	1,318
Other income	33	34	34
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	24	(4,193)	—
Income (loss) before income taxes	2,548	(8,318)	3,691
Provision for income taxes	(267)	1,971	1,150
Net income (loss)	$2,815	$(10,289)	$2,541
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	24	621	856
Reclassification of cumulative foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	(24)	4,193	—
Total comprehensive income (loss)	$2,815	$(5,475)	$3,397

Earnings (loss) per share:
Basic	$0.36	$(1.31)	$0.30
Diluted	$0.36	$(1.31)	$0.30

Weighted average shares outstanding:
Basic	7,830,115	7,829,478	8,389,322
Diluted	7,838,504	7,829,478	8,449,689

Economic Earnings (Loss)	$4,571	$(1,711)	$5,418
Economic EPS	$0.58	$(0.22)	$0.64

Dividends declared per share	$0.00	$0.00	$0.72

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2020	2019
REVENUES:
Advisory fees:
Asset-based	$38,028	$57,033
Performance-based	2,808	764
Trust fees	23,563	25,483
Trust performance-based	366	—
Other, net	346	799
Total revenues	65,111	84,079

EXPENSES:
Employee compensation and benefits	42,141	50,152
Sales and marketing	1,194	2,068
Westwood mutual funds	1,681	3,097
Information technology	8,111	8,426
Professional services	4,271	4,322
General and administrative	8,941	9,516
Impairment expense	3,403	—
(Gain) loss on foreign currency transactions	(1,184)	1,854
Total expenses	68,558	79,435
Net operating income (loss)	(3,447)	4,644
Unrealized gains (losses) on private investments	(711)	3,296
Investment income	604	1,318
Other income	135	144
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	(4,169)	—
Income (loss) before income taxes	(7,588)	9,402
Provision for income taxes	1,359	3,491
Net income (loss)	$(8,947)	$5,911
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(1,226)	1,940
Reclassification of cumulative foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	4,169	—
Total comprehensive income (loss)	$(6,004)	$7,851

Earnings (loss) per share:
Basic	$(1.12)	$0.70
Diluted	$(1.12)	$0.70

Weighted average shares outstanding:
Basic	7,987,554	8,408,017
Diluted	7,987,554	8,463,239

Economic Earnings	$7,284	$18,179
Economic EPS	$0.91	$2.15

Dividends declared per share	$0.43	$2.88

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$13,016	$49,766
Accounts receivable	9,450	13,177
Investments, at fair value	69,542	50,324
Income taxes receivable	1,700	1,150
Other current assets	2,606	2,544
Total current assets	96,314	116,961
Investments	8,154	8,154
Noncurrent investments at fair value	3,527	4,238
Goodwill	16,401	19,804
Deferred income taxes	1,468	2,216
Operating lease right-of-use assets	6,103	7,562
Intangible assets, net	13,535	15,256
Property and equipment, net of accumulated depreciation of $8,056 and $7,395	3,186	4,152
Other long-term assets	464	364
Total long-term assets	52,838	61,746
Total assets	$149,152	$178,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,627	$2,145
Dividends payable	810	7,362
Compensation and benefits payable	7,448	9,975
Operating lease liabilities	1,718	1,584
Income taxes payable	191	289
Total current liabilities	11,794	21,355
Accrued dividends	526	1,303
Noncurrent operating lease liabilities	6,121	7,762
Total long-term liabilities	6,647	9,065
Total liabilities	18,441	30,420
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,500,549 and outstanding 8,326,948 shares at December 31, 2020; issued 10,306,570 and outstanding 8,881,086 shares at December 31, 2019	105	103
Additional paid-in capital	210,268	203,441
Treasury stock, at cost – 2,173,559 shares at December 31, 2020; 1,425,483 shares at December 31, 2019	(77,967)	(63,281)
Accumulated other comprehensive loss	—	(2,943)
Retained earnings (accumulated deficit)	(1,695)	10,967
Total stockholders’ equity	130,711	148,287
Total liabilities and stockholders’ equity	$149,152	$178,707

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(8,947)	$5,911
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	921	898
Amortization of intangible assets	1,721	1,726
Unrealized (gains) losses on investments	1,056	(3,650)
Stock-based compensation expense	6,701	10,305
Deferred income taxes	754	2,906
Loss on asset disposition	48	—
Non-cash lease expense	1,500	1,151
Impairment of goodwill	3,403	—
Currency translation adjustment reclassification	4,169	—
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	(19,562)	15,811
Accounts receivable	3,683	5,404
Other current assets	(170)	(608)
Accounts payable and accrued liabilities	(526)	(382)
Compensation and benefits payable	(2,270)	(5,018)
Income taxes payable	(690)	(849)
Other liabilities	(1,561)	(1,433)
Net cash (used in) provided by operating activities	(9,770)	32,172
Cash flows from investing activities:
Purchases of property and equipment	(93)	(593)
Purchases of investments	—	(3,671)
Additions to internally developed software	—	(584)
Proceeds on sale of property and equipment	89	—
Net cash used in investing activities	(4)	(4,848)
Cash flows from financing activities:
Purchases of treasury stock	(12,952)	(2,414)
Purchases of treasury stock for employee stock plans	(697)	(980)
Restricted stock returned for payment of taxes	(1,120)	(2,387)
Cash dividends	(11,043)	(26,089)
Net cash used in financing activities	(25,812)	(31,870)
Effect of currency rate changes on cash	(1,164)	1,863
Net decrease in cash and cash equivalents	(36,750)	(2,683)
Cash and cash equivalents, beginning of period	49,766	52,449
Cash and cash equivalents, end of period	$13,016	$49,766

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,271	$1,431
Accrued dividends	$1,336	$8,666

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net Income (Loss)	$2,815	$(10,289)	$2,541
Add: Stock-based compensation expense	1,292	488	2,373
Add: Impairment expense	—	3,403	—
Add: Intangible amortization	428	435	445
Add: Currency translation adjustment reclassification	(24)	4,193	—
Add: Tax benefit from goodwill amortization	60	59	59
Economic Earnings (Loss)	$4,571	$(1,711)	$5,418

Diluted weighted average shares	7,838,504	7,829,478	8,449,689
Economic EPS	$0.58	$(0.22)	$0.64

	Year Ended December 31,
	2020	2019
Net Income (Loss)	$(8,947)	$5,911
Add: Stock-based compensation expense	6,701	10,305
Add: Impairment expense	3,403	—
Add: Intangible amortization	1,721	1,726
Add: Currency translation adjustment reclassification	4,169	—
Add: Tax benefit from goodwill amortization	237	237
Economic Earnings	$7,284	$18,179

Diluted weighted average shares	7,987,554	8,463,239
Economic EPS	$0.91	$2.15

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as net income (loss) plus non-cash equity-based compensation expense, impairment expense, amortization of intangible assets, currency translation adjustment reclassification and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.